Exhibit 99.1   NEWS RELEASE
As previously announced, TDS will hold a teleconference November 2, 2018, at 9:30 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
 FOR IMMEDIATE RELEASE
TDS reports strong third quarter 2018 results
U.S. Cellular raises profitability guidance

CHICAGO, (November 2, 2018) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,297 million for the third quarter of 2018, versus $1,251 million for the same period one year ago. Net income available to TDS common shareholders and related diluted earnings per share were $46 million and $0.41, respectively, for the third quarter of 2018. Excluding a $262 million ($190 million, net of tax and noncontrolling interests impacts) non-cash charge related to goodwill impairment recorded during the quarter ended September 30, 2017, net income available to TDS common shareholders and related diluted earnings per share were $9 million and $0.08, respectively. Including the goodwill impairment charge recorded during the quarter ended September 30, 2017, TDS recorded a net loss available to TDS common shareholders and related diluted loss per share of $181 million and $1.64, respectively.
“We are pleased with the TDS Family of Companies’ results this quarter,” said LeRoy T. Carlson, Jr., TDS President and CEO. “U.S. Cellular increased revenues and profitability while continuing to make enhancements to its high-performing network. TDS Telecom grew total operating revenues through strong increases in broadband connections.
“Due to the continued success of the Total Plans, U.S. Cellular added postpaid handset customers in the quarter. Increased inbound roaming, higher device sales and increased postpaid average revenue per user (ARPU) drove revenue growth. During the quarter, more and more customers continued to choose unlimited plans, contributing to increased average revenue per user (ARPU). Adjusted EBITDA increased 19% in the quarter, compared to a year ago, and U.S. Cellular raised its profitability guidance for the year. U.S. Cellular has enhanced its network with further commercial rollouts of VoLTE and it plans to deploy this technology in additional markets in 2019.
“At TDS Telecom, customer demand for faster broadband speeds and video connections generated higher wireline residential revenue per connection. The Wireline segment continued to see growth in revenues from fiber investments and through Federal A-CAM support. Cable operations produced another outstanding quarter, generating higher revenues through a continued increase in broadband connections - achieving the tenth consecutive quarter of double-digit cable broadband growth. TDS Telecom continues to advocate for full funding of the A-CAM program which will further close the digital divide. ”

2018 Estimated Results

TDS’ current estimates of full-year 2018 results for U.S. Cellular, TDS Telecom, and TDS are shown below.  Such estimates represent management’s view as of November 2, 2018.  Such forward-looking statements should not be assumed to be current as of any future date.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2018 Estimated Results
	U.S. Cellular		TDS Telecom (1)		TDS (1)(2)
	Current (3)	Previous	Current (3)	Previous	Current (3)	Previous
(Dollars in millions)
Total operating revenues	$3,950-$4,000	$3,925-$4,025	$900-$950	Unchanged	$5,080-$5,180	$5,055-$5,205
Adjusted OIBDA (4)(5)	$760-$810	$700-$800	$290-$320	Unchanged	$1,045-$1,125	$985-$1,115
Adjusted EBITDA (4)	$925-$1,000	$850-$950	$300-$330	Unchanged	$1,220-$1,325	$1,145-$1,275
Capital expenditures	$500	$500-$550	$250	$270	$770	$790-$840

The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2018 estimated results, actual results for the nine months ended September 30, 2018, and actual results for the year ended December 31, 2017. In providing 2018 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes.  Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2018 Estimated Results
	U.S. Cellular (3)	TDS Telecom (1)(3)	TDS (1)(2)(3)
(Dollars in millions)
Net income (GAAP)	N/A	N/A	N/A
Add back:
Income tax expense (benefit)	N/A	N/A	N/A
Income before income taxes (GAAP)	$175-$250	$80-$110	$155-$260
Add back:
Interest expense	115	—	175
Depreciation, amortization and accretion expense	645	220	900
EBITDA (Non-GAAP) (4)	$935-$1,010	$300-$330	$1,230-$1,335
Add back or deduct:
(Gain) loss on asset disposals, net	10	—	10
(Gain) loss on license sales and exchanges, net	(20)	—	(20)
Adjusted EBITDA (Non-GAAP) (4)	$925-$1,000	$300-$330	$1,220-$1,325
Deduct:
Equity in earnings of unconsolidated entities	150-175	—	150-175
Interest and dividend income	15	5	20
Other, net (6)	—	5	5
Adjusted OIBDA (Non-GAAP) (4)(5)	$760-$810	$290-$320	$1,045-$1,125

	Actual Results
	Nine Months Ended September 30, 2018 (3)			Year Ended December 31, 2017
	U.S. Cellular	TDS Telecom (1)	TDS (1)(2)	U.S. Cellular	TDS Telecom (1)	TDS (1)(2)
(Dollars in millions)
Net income (GAAP)	$143	$73	$155	$15	$138	$157
Add back or deduct:
Income tax expense (benefit)	55	7	48	(287)	(13)	(279)
Income (loss) before income taxes (GAAP)	$198	$80	$203	$(272)	$125	$(122)
Add back:
Interest expense	87	(1)	129	113	—	170
Depreciation, amortization and accretion expense	478	160	662	615	195	844
EBITDA (Non-GAAP) (4)	$763	$238	$994	$456	$319	$892
Add back or deduct:
Loss on impairment of goodwill	—	—	—	370	—	262
(Gain) loss on asset disposals, net	5	(2)	3	17	3	21
(Gain) loss on sale of business and other exit costs, net	—	—	—	(1)	—	(1)
(Gain) loss on license sales and exchanges, net	(18)	—	(18)	(22)	—	(22)
Adjusted EBITDA (Non-GAAP) (4)	$750	$236	$979	$820	$323	$1,152
Deduct:
Equity in earnings of unconsolidated entities	120	—	121	137	—	137
Interest and dividend income	10	5	18	8	5	15
Other, net (6)	—	2	1	—	3	4
Adjusted OIBDA (Non-GAAP) (4)(5)	$620	$229	$839	$675	$314	$996
Note: Totals may not foot due to rounding differences.

(1)
TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

(2)	The TDS column includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments (including HMS as indicated in Note (1) above).

(3)
As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(4)
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above.  EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity.  TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future.  Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate.  Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.  Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.  The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income (loss) before income taxes.

(5)	Additional information and reconciliations related to Non-GAAP financial measures for September 30, 2018, can be found on TDS' website at investors.tdsinc.com.

(6)
ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted as of January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

Conference Call Information
TDS will hold a conference call on November 2, 2018 at 9:30 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.tdsinc.com or at https://www.webcaster4.com/Webcast/Page/1145/28103.

▪	Access the call by phone at 877-273-7192 (US/Canada), conference ID: 7739698.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, TV and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, U.S. Cellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,600 people as of September 30, 2018.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
312-592-5379
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations
312-592-5341
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
U.S. Cellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2018 (1)	6/30/2018 (1)	3/31/2018 (1)	12/31/2017	9/30/2017
Retail Connections
Postpaid
Total at end of period	4,466,000	4,468,000	4,481,000	4,518,000	4,513,000
Gross additions	172,000	146,000	129,000	177,000	191,000
Feature phones	3,000	5,000	5,000	5,000	7,000
Smartphones	130,000	106,000	91,000	128,000	132,000
Connected devices	39,000	35,000	33,000	44,000	52,000
Net additions (losses)	(1,000)	(13,000)	(37,000)	5,000	35,000
Feature phones	(14,000)	(12,000)	(15,000)	(15,000)	(15,000)
Smartphones	29,000	17,000	(1,000)	33,000	44,000
Connected devices	(16,000)	(18,000)	(21,000)	(13,000)	6,000
ARPU (2)	$45.31	$44.74	$44.34	$44.12	$43.41
ABPU (Non-GAAP) (3)	$59.41	$57.75	$57.10	$56.69	$54.71
ARPA (4)	$119.42	$118.57	$118.22	$118.05	$116.36
ABPA (Non-GAAP) (5)	$156.57	$153.03	$152.26	$151.68	$146.65
Churn rate (6)	1.29%	1.19%	1.23%	1.27%	1.16%
Handsets	1.02%	0.92%	0.97%	1.00%	0.96%
Connected devices	3.04%	2.85%	2.79%	2.84%	2.33%
Prepaid
Total at end of period	528,000	527,000	525,000	519,000	515,000
Gross additions	80,000	78,000	88,000	83,000	102,000
Net additions	1,000	2,000	6,000	4,000	31,000
ARPU (2)	$32.09	$32.32	$31.78	$32.42	$33.12
Churn rate (6)	4.98%	4.83%	5.27%	5.09%	4.75%
Total connections at end of period (7)	5,050,000	5,051,000	5,063,000	5,096,000	5,089,000
Market penetration at end of period
Consolidated operating population	31,469,000	31,469,000	31,469,000	31,834,000	31,834,000
Consolidated operating penetration (8)	16%	16%	16%	16%	16%
Capital expenditures (millions)	$118	$86	$70	$213	$112
Total cell sites in service	6,506	6,478	6,473	6,460	6,436
Owned towers	4,119	4,105	4,099	4,080	4,051

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

(2)
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period.  These revenue bases and connection populations are shown below:

•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

(3)
Average Billings Per User (ABPU) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(4)	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

(5)
Average Billings Per Account (ABPA) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(6)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

(7)	Includes reseller and other connections.

(8)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
TDS Telecom
Wireline
Residential connections
Voice (1)	278,400	282,200	286,000	290,600	298,200
Broadband (2)	237,100	234,300	230,500	228,600	229,900
Video (3)	53,100	51,500	50,300	48,600	47,200
Wireline residential connections	568,600	568,000	566,900	567,700	575,300

Total residential revenue per connection (4)	$47.30	$47.22	$47.04	$46.21	$46.07

Commercial connections
Voice (1)	134,000	137,300	140,100	143,000	146,900
Broadband (2)	20,700	20,600	20,600	20,600	20,900
managedIP (5)	138,000	141,400	143,000	146,500	147,600
Video (3)	400	400	400	—	—
Wireline commercial connections	293,100	299,600	304,000	310,100	315,300

Total Wireline connections	861,700	867,700	870,900	877,800	890,700

Cable
Cable Connections
Broadband (6)	163,600	159,400	156,800	153,300	143,800
Video (7)	102,100	101,600	100,700	101,800	97,900
Voice (8)	63,600	62,000	60,600	59,700	58,500
managedIP (5)	700	700	600	400	400
Cable connections	330,100	323,700	318,700	315,100	300,600
Note: Totals may not foot due to rounding differences.

(1)	The individual circuits connecting a customer to Wireline’s central office facilities.

(2)	The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.

(3)	The number of Wireline customers provided video services.

(4)
Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.

(5)	The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

(6)	Billable number of lines into a building for high-speed data services.

(7)
Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

(8)	Billable number of lines into a building for voice services.

TDS Telecom
Capital Expenditures (Unaudited)
Quarter Ended	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
(Dollars in millions)
Wireline	$41	$33	$29	$55	$41
Cable	13	13	11	20	14
Total TDS Telecom (1)	$54	$46	$40	$74	$56
Note: Totals may not foot due to rounding differences.

(1)
TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018 (1)	2017	2018 vs. 2017	2018 (1)	2017	2018 vs. 2017
(Dollars and shares in millions, except per share amounts)
Operating revenues
U.S. Cellular	$1,001	$963	4%	$2,916	$2,862	2%
TDS Telecom (2)	234	230	2%	695	690	1%
All Other (2)(3)	62	58	6%	166	184	(10)%
	1,297	1,251	4%	3,777	3,736	1%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	804	796	1%	2,296	2,339	(2)%
Depreciation, amortization and accretion	160	153	4%	478	460	4%
Loss on impairment of goodwill (4)	—	370	N/M	—	370	N/M
(Gain) loss on asset disposals, net	3	5	(36)%	5	14	(61)%
(Gain) loss on sale of business and other exit costs, net	—	(1)	N/M	—	(1)	N/M
(Gain) loss on license sales and exchanges, net	—	—	N/M	(18)	(19)	6%
	967	1,323	(27)%	2,761	3,163	(13)%
TDS Telecom (2)
Expenses excluding depreciation, amortization and accretion (5)	157	154	2%	466	453	3%
Depreciation, amortization and accretion	53	49	8%	160	146	10%
(Gain) loss on asset disposals, net	(3)	1	N/M	(2)	2	N/M
	206	203	2%	624	601	4%
All Other (2)(3)
Expenses excluding depreciation and amortization (5)	65	58	10%	176	179	(2)%
Depreciation and amortization	7	7	(6)%	24	26	(5)%
Loss on impairment of goodwill (4)	—	(108)	N/M	—	(108)	N/M
	73	(42)	N/M	200	97	N/M
Total operating expenses	1,246	1,484	(16)%	3,585	3,861	(7)%
Operating income (loss)
U.S. Cellular	34	(360)	N/M	155	(301)	N/M
TDS Telecom (2)(5)	28	27	1%	71	88	(20)%
All Other (2)(3)(5)	(11)	100	N/M	(34)	88	N/M
	51	(233)	N/M	192	(125)	N/M
Investment and other income (expense)
Equity in earnings of unconsolidated entities	42	35	19%	121	101	20%
Interest and dividend income	6	4	56%	18	12	51%
Interest expense	(43)	(43)	–	(129)	(128)	(1)%
Other, net (5)	2	1	N/M	1	3	(32)%
Total investment and other income (expense) (5)	7	(3)	N/M	11	(12)	N/M
Income (loss) before income taxes	58	(236)	N/M	203	(137)	N/M
Income tax expense (benefit)	5	(5)	N/M	48	39	24%
Net income (loss)	53	(231)	N/M	155	(176)	N/M
Less: Net income (loss) attributable to noncontrolling interests, net of tax	7	(50)	N/M	36	(42)	N/M
Net income (loss) available to TDS common shareholders	$46	$(181)	N/M	$119	$(134)	N/M

Basic weighted average shares outstanding	112	111	2%	112	111	1%
Basic earnings (loss) per share available to TDS common shareholders	$0.41	$(1.64)	N/M	$1.06	$(1.21)	N/M

Diluted weighted average shares outstanding	114	111	3%	113	111	2%
Diluted earnings (loss) per share available to TDS common shareholders	$0.41	$(1.64)	N/M	$1.04	$(1.21)	N/M
N/M - Percentage change not meaningful.
Note: Totals may not foot due to rounding differences.
End Notes (1) (2) (3) (4) (5) — Explained on page 10 of the release.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2018 (1)	2017
(Dollars in millions)
Cash flows from operating activities
Net income (loss)	$155	$(176)
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	662	632
Bad debts expense	71	68
Stock-based compensation expense	37	34
Deferred income taxes, net	31	(23)
Equity in earnings of unconsolidated entities	(121)	(101)
Distributions from unconsolidated entities	91	85
Loss on impairment of goodwill	—	262
(Gain) loss on asset disposals, net	3	16
(Gain) loss on sale of business and other exit costs, net	—	(1)
(Gain) loss on license sales and exchanges, net	(18)	(19)
Noncash interest	3	2
Changes in assets and liabilities from operations
Accounts receivable	(5)	(6)
Equipment installment plans receivable	(88)	(164)
Inventory	13	44
Accounts payable	13	(59)
Customer deposits and deferred revenues	(7)	(16)
Accrued taxes	(3)	41
Accrued interest	11	11
Other assets and liabilities	(36)	(9)
Net cash provided by operating activities	812	621

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(447)	(398)
Cash paid for acquisitions and licenses	(10)	(200)
Cash received for investments	100	—
Cash paid for investments	—	(100)
Cash received from divestitures and exchanges	28	19
Other investing activities	4	1
Net cash used in investing activities	(325)	(678)

Cash flows from financing activities
Repayment of long-term debt	(15)	(9)
TDS Common Shares reissued for benefit plans, net of tax payments	27	(1)
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	7	—
Repurchase of TDS Preferred Shares	—	(1)
Dividends paid to TDS shareholders	(54)	(51)
Payment of debt issuance costs	(2)	—
Distributions to noncontrolling interests	(5)	(2)
Other financing activities	—	5
Net cash used in financing activities	(42)	(59)

Net increase (decrease) in cash, cash equivalents and restricted cash	445	(116)

Cash, cash equivalents and restricted cash
Beginning of period	622	904
End of period	$1,067	$788
End Note (1) — Explained on page 10 of the release.

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2018 (1)	December 31, 2017
(Dollars in millions)
Current assets
Cash and cash equivalents	$1,062	$619
Short-term investments	—	100
Accounts receivable	1,058	961
Inventory, net	132	145
Prepaid expenses	102	112
Income taxes receivable	3	2
Other current assets	30	27
Total current assets	2,387	1,966

Assets held for sale	42	10

Licenses	2,198	2,232
Goodwill	509	509
Other intangible assets, net	260	279
Investments in unconsolidated entities	500	453

Property, plant and equipment, net	3,229	3,424

Other assets and deferred charges	594	422

Total assets	$9,719	$9,295

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2018 (1)	December 31, 2017
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$20	$20
Accounts payable	365	368
Customer deposits and deferred revenues	182	223
Accrued interest	22	11
Accrued taxes	55	64
Accrued compensation	115	126
Other current liabilities	93	106
Total current liabilities	852	918

Deferred liabilities and credits
Deferred income tax liability, net	642	552
Other deferred liabilities and credits	542	495

Long-term debt, net	2,422	2,437

Noncontrolling interests with redemption features	11	1

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01	1	1
Capital in excess of par value	2,424	2,413
Treasury shares, at cost	(563)	(669)
Accumulated other comprehensive loss	(3)	(1)
Retained earnings	2,683	2,525
Total TDS shareholders' equity	4,542	4,269

Noncontrolling interests	708	623

Total equity	5,250	4,892

Total liabilities and equity	$9,719	$9,295

(1)
As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(2)
TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

(3)	Consists of TDS corporate, intercompany eliminations and all other business operations not included in the U.S. Cellular and TDS Telecom segments.

(4)
During the three months ended September 30, 2017, U.S. Cellular recorded a goodwill impairment of $370 million while TDS recorded a goodwill impairment of the U.S. Cellular reporting unit of $227 million. Prior to 2009, TDS accounted for U.S. Cellular's share repurchases as step acquisitions, allocating a portion of the share repurchase value to TDS' Goodwill. Further, goodwill of the U.S. Cellular reporting unit was impaired at the TDS level in 2003 but not at U.S. Cellular. Consequently, U.S. Cellular's goodwill on a stand-alone basis and any resulting impairments of goodwill does not equal the TDS consolidated goodwill related to U.S. Cellular. The TDS adjustment of $143 million is included in "All other". During the three months ended September 30, 2017, TDS also recorded a goodwill impairment of $35 million related to its HMS operations included in "All other".

(5)
ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

Balance Sheet Highlights
(Unaudited)

	September 30, 2018
	U.S.	TDS	TDS Corporate	Intercompany	TDS
	Cellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$730	$23	$309	$—	$1,062
Affiliated cash investments	—	427	—	(427)	—
	$730	$450	$309	$(427)	$1,062

Licenses, goodwill and other intangible assets	$2,189	$759	$19	$—	$2,967
Investment in unconsolidated entities	461	4	42	(7)	500
	$2,650	$763	$61	$(7)	$3,467

Property, plant and equipment, net	$2,126	$973	$130	$—	$3,229

Long-term debt, net:
Current portion	$19	$1	$—	$—	$20
Non-current portion	1,609	2	811	—	2,422
	$1,628	$3	$811	$—	$2,442

TDS Telecom Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018 (1)	2017	2018 vs. 2017	2018 (1)	2017	2018 vs. 2017
(Dollars in millions)
Wireline
Operating revenues
Residential	$81	$80	1%	$241	$240	1%
Commercial	46	50	(8)%	140	151	(7)%
Wholesale	50	49	2%	144	147	(2)%
Total service revenues	176	178	(1)%	524	537	(2)%
Equipment and product sales	—	—	15%	1	1	31%
	177	179	(1)%	526	538	(2)%
Operating expenses
Cost of services	68	66	4%	200	194	3%
Cost of equipment and products	—	—	(35)%	1	2	(33)%
Selling, general and administrative expenses (2)	49	49	(1)%	146	147	(1)%
Expenses excluding depreciation, amortization and accretion	118	115	2%	346	343	1%
Depreciation, amortization and accretion	35	38	(6)%	108	114	(5)%
(Gain) loss on asset disposals, net	(4)	—	N/M	(3)	1	N/M
	149	153	(3)%	451	457	(1)%
Operating income (2)	$28	$25	9%	$75	$81	(8)%

Cable
Operating revenues
Residential	$47	$43	11%	$140	$125	12%
Commercial	10	9	14%	30	27	11%
	58	52	11%	170	152	12%
Operating expenses
Cost of services	26	25	2%	78	73	7%
Selling, general and administrative expenses	14	13	7%	42	39	9%
Expenses excluding depreciation, amortization and accretion	40	38	4%	120	112	8%
Depreciation, amortization and accretion	17	11	56%	52	32	63%
(Gain) loss on asset disposals, net	1	1	16%	1	1	(9)%
	58	50	16%	174	145	20%
Operating income (loss)	$—	$2	N/M	$(4)	$7	N/M

Total TDS Telecom operating income (2)(3)	$28	$27	1%	$71	$88	(20)%
N/M - Percentage change not meaningful.
Note: Totals may not foot due to rounding differences.

(1)
As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(2)
ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted as of January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

(3)
TDS has re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, has changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
(Dollars in millions)
Cash flows from operating activities (GAAP)	$349	$263	$812	$621
Less: Cash paid for additions to property, plant and equipment	171	156	447	398
Free cash flow (Non-GAAP) (1)	$178	$107	$365	$223

(1)
Management uses Free cash flow as a liquidity measure and it is defined as Cash flows from operating activities less Cash paid for additions to property, plant and equipment.  Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

Net income (loss) excluding goodwill impairment charge
The following non-GAAP financial measures present certain information in the table below excluding the effect of the goodwill impairment charge, related tax effects and noncontrolling interests impacts. The goodwill impairment charge, which occurred in the third quarter of 2017, is being excluded in this presentation, as it is not related to the current operations of TDS. TDS believes these measures may be useful to investors and other users of its financial information when comparing the current period financial results with periods that were not impacted by such a charge.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
(Dollars in millions, except per share amounts)
Net income (loss) available to TDS common shareholders (GAAP)	$46	$(181)	$119	$(134)
Adjustments:
Loss on impairment of goodwill	—	262	—	262
Tax benefit on impairment of goodwill (1)	—	(20)	—	(20)
Net income (loss) attributable to noncontrolling interests, net of tax	—	(52)	—	(52)
Subtotal of Non-GAAP adjustments	—	190	—	190
Net income available to TDS common shareholders excluding goodwill impairment charge (Non-GAAP)	$46	$9	$119	$56

Diluted earnings (loss) per share available to TDS common shareholders (GAAP)	$0.41	$(1.64)	$1.04	$(1.21)
Adjustments:
Adjustment to weighted average diluted shares (2)	—	0.02	—	0.01
Loss in impairment of goodwill	—	2.34	—	2.34
Tax benefit on impairment of goodwill (1)	—	(0.18)	—	(0.18)
Net income (loss) attributable to noncontrolling interests, net of tax	—	(0.46)	—	(0.46)
Diluted earnings per share available to TDS common shareholders excluding goodwill impairment charge (Non-GAAP)	$0.41	$0.08	$1.04	$0.50

Diluted weighted average shares outstanding (GAAP)	114	111	113	111
Adjustment to weighted average diluted shares (2)	—	1	—	1
Adjusted diluted weighted average shares (Non-GAAP)	$114	$112	$113	$112

(1)	Tax benefit represents the amount associated with the tax-deductible portion of the loss on goodwill impairment.

(2)	Adjustment to reflect the incremental shares deemed anti-dilutive for GAAP diluted earnings per share.

Postpaid ABPU and Postpaid ABPA
U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment and product sales resulting from the increased adoption of equipment installment plans.  Postpaid ABPU and Postpaid ABPA, as previously defined herein, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment and product sales revenues received from customers.

For the Quarter Ended	9/30/2018(1)	6/30/2018(1)	3/31/2018(1)	12/31/2017	9/30/2017
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$607	$600	$598	$598	$586
Average number of postpaid connections	4.47	4.47	4.50	4.52	4.50
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$45.31	$44.74	$44.34	$44.12	$43.41

Calculation of Postpaid ABPU
Postpaid service revenues	$607	$600	$598	$598	$586
Equipment installment plan billings	189	174	172	170	152
Total billings to postpaid connections	$796	$774	$770	$768	$738
Average number of postpaid connections	4.47	4.47	4.50	4.52	4.50
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$59.41	$57.75	$57.10	$56.69	$54.71

Calculation of Postpaid ARPA
Postpaid service revenues	$607	$600	$598	$598	$586
Average number of postpaid accounts	1.70	1.69	1.69	1.69	1.68
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$119.42	$118.57	$118.22	$118.05	$116.36

Calculation of Postpaid ABPA
Postpaid service revenues	$607	$600	$598	$598	$586
Equipment installment plan billings	189	174	172	170	152
Total billings to postpaid accounts	$796	$774	$770	$768	$738
Average number of postpaid accounts	1.70	1.69	1.69	1.69	1.68
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$156.57	$153.03	$152.26	$151.68	$146.65

Numbers may not foot due to rounding.

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.